Exhibit 3.6

BY-LAWS

of

NORANDA INTERMEDIATE HOLDING CORPORATION

ARTICLE I

Meetings of Stockholders

Section 1.01. Annual Meetings. The annual meeting of stockholders for the election of Directors and for the transaction of other proper business, notice of which was given in the notice of the meeting, shall be held on the fourth Friday of April in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at such time and place within or without the State of Delaware as shall be designated in the notice of such meeting or at such other date as shall be designated from time to time by the Board of Directors.

Section 1.02. Special Meetings. Special meetings of the stockholders may be called at any time by the President of the Corporation or by the Board of Directors, and shall be called by the President of the Corporation or, in the event of his failure to do so, by the Board of Directors upon the written request, stating the object of the proposed meeting, of stockholders holding at least 20% of all the issued and outstanding capital stock of the Corporation entitled to vote at the meeting. Special meetings shall be held at such place within or without the State of Delaware and at such hour as may be designated in the notice of the meeting, and the business transacted shall be confined to the object stated in the notice of the meeting.

Section 1.03. Notice of Stockholders’ Meetings. Notice of meetings, written or printed, for every regular or special meeting of the stockholders, shall be prepared and mailed to the last known post office address of each stockholder not less than ten nor more than sixty days before any such meeting, and if for a special meeting, the notice shall state the objector objects thereof.

Notice of a meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of a stockholder at a meeting, in person or by proxy, without protesting prior to or at the commencement of the meeting the lack of notice of the meeting shall constitute a waiver of notice of the meeting.

Section 1.04. Quorum at Stockholders’ Meetings; Vote Required. At any meeting of the stockholders the holders of a majority of the outstanding shares entitled to vote thereat shall constitute a quorum. If there shall be less than quorum at any meeting of the stockholders, a majority of those present in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of Directors, is to be taken by vote of the stockholders, it shall, except as otherwise required by the Delaware General Corporation Law, be authorized by a majority of the votes cast at a meeting of the stockholders by the holders of shares entitled to vote thereon.

Section 1.05. Inspectors at Stockholders’ Meetings. The Board of Directors, in advance of any stockholders’ meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the stockholders’ meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

The inspectors shall determine the number of shares outstanding and voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies. The inspectors also shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question, or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the acts stated and of the vote as certified by them.

Section 1.06. Action Without Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II

Directors

Section 2.01. Qualification and Number; Vacancies. A Director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of Directors constituting the entire Board is hereby fixed at such number as may be specified, from time to time, by resolution of the Board of Directors adopted by the same vote that is necessary under Article IX hereof to amend these by-laws, provided that the number of Directors constituting the entire Board shall be not less than three nor more than seven. No decrease shall shorten the term of any incumbent Directors.

Section 2.02. Election; Term; Removal. The Directors shall be elected at the annual meeting of stockholders, except that vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director. Each Director shall be elected for a term expiring at the next annual meeting of stockholders or until his successor shall have been duly elected and shall have qualified. Any Director may be removed, with or without cause, by the holders of a majority of shares entitled to vote in the election of Directors.

Section 2.03. Place and Time of Meetings of the Board. Regular and special meetings of the Board of Directors shall be held at such places (within or without the State of Delaware) and at such times as may be fixed by the Board or upon call of the President of the Corporation or of any two Directors.

Section 2.04. Notice of Meetings of the Board. Regular meetings of the Board may be held without notice if the time and place of such meetings are fixed by the Board. All regular meetings of the Board, the time and place of which have not been fixed by the Board, and all special meetings of the Board shall be held upon twenty-four hours’ notice to the Directors given by letter or telegraph. No notice need specify the purpose of the meeting.

Section 2.05. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, but if there shall be less than a quorum at any meeting of the Board, a majority of those present (or if only one be present, then that one) may adjourn the meeting from time to time until a quorum shall be present, the once a quorum is present, the meeting may be held without further notice. At all meetings of Directors, a quorum being present, all matters shall be decided by the vote of a majority of the Directors present at the time of the vote.

Section 2.06. Remuneration of the Directors. In addition to reimbursement for his reasonable expenses incurred in attending meetings or otherwise in connection with his attention to the affairs of the Corporation, each Director as such, and as a member of any committee of the Board, shall be entitled to receive such remuneration as may be fixed from time to time by the Board.

Section 2.07. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 2.08. Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

ARTICLE III

Officers

Section 3.01. Officers. The Board of Directors, at its first meeting held after the annual meeting of stockholders in each year, shall elect a President, a Secretary, and a Treasurer and may, in its discretion, also elect from time to time a Chairman of the Board and one or more Vice Presidents and such other officers or agents as it may deem proper. If elected, the Chairman of the Board shall be selected from among the members of the Board of Directors. No other officers need be Directors.

Any two or more offices may be held by the same person.

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of the stockholders and until his successor has been elected and qualified; provided, however, that the Board of Directors may remove any officer with or without cause at any time.

Section 3.02. Duties. Each officer shall perform the duties and exercise the powers usually incident to his office and such other duties as may be assigned to him by the Board of Directors.

ARTICLE IV

Capital Stock

Section 4.01. Share Certificates. Each certificate representing shares of the Corporation shall contain upon the face or back thereof the statements prescribed by the Delaware General Corporation Law and by any other applicable provision of law. Each such certificate shall be signed by the President or a Vice President and by the Secretary, the Treasurer, an Assistant Secretary, or an Assistant Treasurer.

Section 4.02. Transfer of Shares. The shares of stock of the Corporation shall be transferable or assignable on the books of the Corporation only by the person to whom they have been issued or his legal representative, in person or by attorney, and only upon surrender of the certificate or certificates representing such shares properly assigned. The person in whose name shares of stock shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all corporate purposes.

Section 4.03. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates therefore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing the issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 4.04. Record Dates. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other action, the Board may fix, in advance, a date as the record date any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

ARTICLE V

Dividends and Finance

Section 5.01. Dividends. Dividends may be declared on shares of the Corporation’s stock by the Board of Directors and paid by the Corporation from any source and to the extent permitted by the Delaware General Corporation Law.

Section 5.02. Checks or Other Financial Instruments. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or by such other person or persons the Board of Directors may from time to time designate. The moneys of the Corporation shall be deposited in such bank or banks as the Board of Directors shall designate.

ARTICLE VI

Waiver of Notice

Section 6.01. Whenever any notice is required to be given under the provisions of these by-laws, or under the certificate of incorporation of the Corporation, or under the provisions of the Delaware General Corporation Law, and any amendment or amendments thereof, waiver of notice in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VII

Corporate Seal

Section 7.01. Corporate Seal. The Corporation may have a corporate seal which shall be in such form and bear such inscription as the Board of Directors may determine. The seal may be used by causing it or a facsimile thereof to be impressed or to be affixed or to be reproduced or otherwise.

ARTICLE VIII

Fiscal Year

Section 8.01. The fiscal year of the Corporation shall commence on the first day of January in each year.

ARTICLE IX

Amendments of By-laws

Section 9.01. Amendments. These by-laws may be altered, amended, or repealed, in whole or in part, at any meeting of the Board of Directors, by vote of a majority of the Board of Directors present at the meeting, or at any meeting of the stockholders, by vote of the holders of a majority of the shares entitled to vote on the proposal.